UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  25 August 2011

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No.  2.02 - Earnings Release Q2 - EDGAR 8-K

SIGNET REPORTS 68.9% INCREASE IN EPS FOR SECOND QUARTER DRIVEN BY A 9.9% RISE IN SAME STORE SALES

HAMILTON, Bermuda, August 25, 2011 - Signet Jewelers Limited ("Signet") (NYSE and LSE: SIG), the world's largest specialty retail jeweler, today announced its results for the 13 weeks ended July 30, 2011 ("Second Quarter Fiscal 20121") and for the 26 weeks ended July 30, 2011.

Second Quarter Fiscal 2012 Highlights

•	Same store sales: up 9.9%
•	Total sales: $797.6 million, up 10.8%
•	Income before income taxes: $99.8 million, up $45.1 million or 82.4%
•	Basic and diluted earnings per share: $0.77 and $0.76, up $0.32 and $0.31 or 71.1% and 68.9%, respectively
•	Increased free cash flow2 guidance to $175 million to $225 million

Mike Barnes, Chief Executive Officer, commented: "I am pleased to announce record results for the second quarter reflecting the ongoing success of our strategies to present differentiated and sought-after product ranges, develop compelling branded offerings, provide a superior in-store customer experience and execute inspiring marketing campaigns.  This powerful combination drove a 9.9% increase in same store sales, a 430 basis point increase in operating margin and a 68.9% rise in diluted earnings per share as compared to the second quarter last year.  During the quarter, our branded jewelry initiatives drove strong US same store sales performance and assisted our UK division's sales to outperform a challenging retail marketplace.  I would like to thank all team members at Signet who contributed to this great performance.

Reflecting the strength of our business model and its cash flow, we are pleased to announce that the Board has declared a quarterly dividend of 10 cents a share."

Conference Call

There will be a conference call today at 8:30 a.m. Eastern Time (1:30 p.m. BST and 5:30 a.m. Pacific Time) and a simultaneous audio webcast and slide presentation available at www.signetjewelers.com.  The slides are available to be downloaded from the website ahead of the conference call.  To help ensure the conference call begins in a timely manner, all participants should dial in 5 to 10 minutes prior to the scheduled start time.  The call details are:

US dial-in:	+1 (212) 444 0896	Access code: 5889845
European dial-in:	+44 (0)20 7806 2056	Access code: 5889845

A replay of the conference call and a transcript of the call will be posted on Signet's website as soon as is practical after the call has ended and will be available for one year.
_________
1. Fiscal 2011 is the year ended January 29, 2011 and Fiscal 2012 is the year ending January 28, 2012.
2. Non-GAAP measure, see Note 3.

RESULTS OVERVIEW

The strong results for the Second Quarter of Fiscal 2012 were led by a same store sales increase of 9.9% (Second Quarter Fiscal 2011 : 4.6%) , total sales were up by 10.8% to $797.6 million (Second Quarter Fiscal 2011 : $719.7 million) and operating margin improved by 430 basis points to 12.8% (Second Quarter Fiscal 2011: 8.5%). As a result, income before income taxes and diluted earnings per share rose to $99.8 million (Second Quarter Fiscal 2011: $54.7 million) and $0.76 (Second Quarter Fiscal 2011: $0.45), up by 82.4% and by 68.9%, respectively.

Free cash flow for the 26 weeks ended July 30, 2011 was $153.8 million (26 weeks ended July 31, 2010: $240.2 million); non-GAAP measure, see Note 3. Free cash flow for Fiscal 2012 is estimated at $175 million to $225 million, an increase from the previous estimate of $150 million to $200 million. At July 30, 2011, Signet had no long term debt (July 31, 2010: $229.1 million) and cash and cash equivalents of $440.2 million (July 31, 2010: $485.4 million).

RESULTS OF OPERATIONS

Second Quarter Fiscal 2012

Sales and operating income
In the Second Quarter of Fiscal 2012, Signet's same store sales were up 9.9%, compared to an increase of 4.6% in the Second Quarter of Fiscal 2011.  Total sales were $797.6 million (Second Quarter Fiscal 2011: $719.7 million), up by $77.9 million or 10.8%.  The breakdown of the sales performance is set out in Table 1 below.

Table 1	Second Quarter Fiscal 2012
	US	UK	Signet
Sales, million	$643.0	$154.6	$797.6
% of total	80.6%	19.4%	100.0%

	US	UK	Signet
	%	%	%
Change in same store sales	12.2	1.4	9.9
Change in store space	(0.9)	(1.3)	(0.9)
Total change in sales at constant exchange rates1	11.3	0.1	9.0
Exchange translation impact	-	8.7	1.8
Change in sales as reported	11.3	8.8	10.8
-
____________
1.  Non-GAAP measure, see Note 3.

In the Second Quarter of Fiscal 2012, Signet's gross margin was $294.8 million (Second Quarter Fiscal 2011: $237.2 million), up by $57.6 million or 24.3%.  The gross margin rate increased by 400 basis points to 37.0% (Second Quarter Fiscal 2011: 33.0%), with the gross merchandise margin up 90 basis points.  The US division's gross merchandise margin was up 110 basis points compared to the second quarter of Fiscal 2011 and benefited from selective price increases and reduced discounting, which more than offset higher commodity costs.  The UK division's gross merchandise margin declined by 40 basis points, with the impact of an increase in the cost of commodities, and a higher value added tax rate, being largely offset by a number of price increases.

Gross margin also benefited from an improved net bad debt to total US sales ratio compared to the Second Quarter of Fiscal 2011 and leverage on store occupancy costs in the US division.  The net bad debt to total US sales ratio was 4.4% (Second Quarter Fiscal 2011: 5.2%).  In-house customer finance participation in the US division was 57.7% (Second Quarter Fiscal 2011: 56.3%).

For the Second Quarter of Fiscal 2012, selling, general and administrative expenses were $224.5 million (Second Quarter Fiscal 2011: $203.7 million), up by $20.8 million or 10.2%.  The major contributing reasons for the increase were as follows:  increased net advertising investment of $4.0 million; $3.5 million was attributable to currency fluctuations; $1.5 million to higher 401(k) contributions; $7.6 million of the remaining increase was as a result of store staff costs, which flexed with sales, and the balance primarily reflected increased investment in IT and credit infrastructure.

In the Second Quarter of Fiscal 2012, other operating income increased by $4.8 million to $32.0 million (Second Quarter Fiscal 2011: $27.2 million), up by 17.6%.  This reflected increased interest income earned from higher outstanding receivables balances.

In the Second Quarter of Fiscal 2012, net operating income increased by $41.6 million to $102.3 million (Second Quarter Fiscal 2011: $60.7 million), up 68.5% over the Second Quarter of Fiscal 2011.  The US division's net operating income increased by $43.7 million to $104.4 million (Second Quarter Fiscal 2011: $60.7 million), up 72.0%, while net operating income in the UK division decreased by $1.9 million to $2.8 million, down by 40.4% (Second Quarter Fiscal 2011: $4.7 million, including a gain of $0.9 million on a real estate disposal).

Operating margin increased by 430 basis points to 12.8% (Second Quarter Fiscal 2011: 8.5%).  The US division's operating margin was up 570 basis points to 16.2% (Second Quarter Fiscal 2011: 10.5%) and that of the UK division declined by 150 basis points to 1.8% (Second Quarter Fiscal 2011: 3.3%).

Interest expense, net
In the Second Quarter of Fiscal 2012, net interest expense was $2.5 million (Second Quarter Fiscal 2011: $6.0 million), including a write-off of $1.3 million of unamortized deferred financing fees related to the termination of the prior revolving credit facility.  The decrease was due to the prepayment of private placement notes during Fiscal 2011.

Income before income taxes
For the Second Quarter of Fiscal 2012, income before income taxes increased by $45.1 million to $99.8 million (Second Quarter Fiscal 2011: $54.7 million), up by 82.4%.

Income taxes
Income tax expenses in the Second Quarter of Fiscal 2012 were $33.5 million (Second Quarter Fiscal 2011: $16.0 million), an effective tax rate of 33.6%, which reflects the favorable recognition of $1.9 million previously unrecognized tax benefits in the second quarter of Fiscal 2012 (Second Quarter Fiscal 2011: 29.3%, included the favorable recognition of $4.5 million previously unrecognized tax benefits).  The anticipated effective tax rate for Fiscal 2012 is approximately 35.5% (Fiscal 2011: 33.3%), which reflects the recognition of the above $1.9 million unrecognized tax benefit.

Net income
Net income for the Second Quarter of Fiscal 2012 increased by $27.6 million to $66.3 million (Second Quarter Fiscal 2011: $38.7 million), up by 71.3%.

Earnings per share
For the Second Quarter of Fiscal 2012, basic and diluted earnings per share were $0.77 and $0.76, respectively (Second Quarter Fiscal 2011: both $0.45), an increase of 71.1% and 68.9%, respectively.

26 weeks ended July 30, 2011

Sales and operating income
In the 26 weeks ended July 30, 2011, Signet's same store sales were up 10.1%, compared to a rise of 5.3% in the 26 weeks ended July 31, 2010.  Total sales were $1,684.9 million (26 weeks ended July 31, 2010: $1,525.1 million), up by $159.8 million or 10.5%.  The breakdown of the sales performance is set out in Table 2 below.

Table 2	26 weeks ended July 30, 2011
	US	UK	Signet
Sales, million	$1,381.0	$303.9	$1,684.9
% of total	82.0%	18.0%	100.0%

	US	UK	Signet
	%	%	%
Change in same store sales	12.4	0.8	10.1
Change in store space	(1.0)	(1.4)	(1.1)
Total change in sales at constant exchange rates1,2	11.4	(0.6)	9.0
Exchange translation impact2	-	7.3	1.5
Change in sales as reported	11.4	6.7	10.5
-
____________
1. The average US dollar to pound sterling exchange rate for the 26 weeks ended July 30, 2011 was $1.62 (26 weeks ended July 31, 2010: $1.51).
2.  Non-GAAP measure, see Note 3.

In the 26 weeks ended July 30, 2011, Signet's gross margin was $644.5 million (26 weeks ended July 31, 2010: $530.8 million), up by $113.7 million or 21.4%.  The gross margin rate increased by 350 points to 38.3% (26 weeks ended July 31, 2010: 34.8%).

In the 26 weeks ended July 30, 2011, selling, general and administrative expenses increased by $46.1 million to $488.3 million (26 weeks ended July 31, 2010: $442.2 million), up by 10.4%.  Year to date, selling, general and administrative expenses as a percentage of sales remained unchanged compared to the comparable period in Fiscal 2011.  The major contributing reasons for the increased expenses were as follows:  increased net advertising investment of $10.6 million; $6.1 million was attributable to currency fluctuations; $3.0 million to higher 401(k) contributions; $15.8 million of the remaining increase was a result of store staff costs, which flexed with sales, and the balance primarily reflected increased investment in IT and credit infrastructure.

In the 26 weeks ended July 30, 2011, other operating income increased by $9.9 million to $64.8 million (26 weeks ended July 31, 2010: $54.9 million), up by 18.0%.

In the 26 weeks ended July 30, 2011, net operating income increased by $77.5 million to $221.0 million (26 weeks ended July 31, 2010: $143.5 million), up 54.0%.  The US division's net operating income increased by $81.5 million to $230.6 million (26 weeks ended July 31, 2010: $149.1 million), up 54.7%, while net operating income of the UK division decreased by $0.7 million to $2.6 million (26 weeks ended July 31, 2010: $3.3 million), down 21.2%.

Operating margin increased by 370 basis points to 13.1% (26 weeks ended July 31, 2010: 9.4%).  The US division's operating margin was up by 470 basis points to 16.7% (26 weeks ended July 31, 2010: 12.0%) and that of the UK division declined by 30 basis points to 0.9% (26 weeks ended July 31, 2010: 1.2%).

Interest expense, net
In the 26 weeks ended July 30, 2011, net interest expense was $3.4 million (26 weeks ended July 31, 2010: $14.7 million), including a write-off of $1.3 million of unamortized deferred financing fees related to the termination of the prior revolving credit facility.

Income before income taxes
In the 26 weeks ended July 30, 2011, income before income taxes increased by $88.8 million to $217.6 million (26 weeks ended July 31, 2010: $128.8 million), up 68.9%.

Income taxes
In the 26 weeks ended July 30, 2011, income tax expenses were $75.9 million (26 weeks ended July 31, 2010: $39.8 million), an effective tax rate of 34.9% (26 weeks ended July 31, 2010: 30.9%).

Net income
In the 26 weeks ended July 30, 2011, net income increased by $52.7 million to $141.7 million (26 weeks ended July 31, 2010: $89.0 million), up 59.2%.

Earnings per share
In the 26 weeks ended July 30, 2011, basic and diluted earnings per share were $1.64 and $1.63 (26 weeks ended July 31, 2010: $1.04 and $1.03), an increase of 57.7% and 58.3%, respectively.

DIVISIONAL REVIEW

US division (about 80% of annual sales)
In the Second Quarter of Fiscal 2012, the US division's sales were $643.0 million (Second Quarter Fiscal 2011: $577.7 million), up by $65.3 million or 11.3%.  Same store sales increased by 12.2% compared to a rise of 6.0% in the Second Quarter of Fiscal 2011.  See Table 3 below for further analysis of sales.

Table 3			Change from previous year
Second Quarter Fiscal 2012		Average		Same	Average
		unit selling	Total	store	unit selling
	Sales	price1	sales	sales	price1
Kay	$367.5m	$391	13.5%	13.5%	12.0%
Jared	$213.8m	$834	12.7%	12.6%	8.6%
Regional Brands	$61.7m	$401	(4.1)%	4.0%	13.3%
US division	$643.0m	$462	11.3%	12.2%	13.5%

____________
1. Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than products historically sold by the division.

In the 26 weeks ended July 30, 2011, the US division's sales were $1,381.0 million (26 weeks ended July 31, 2010: $1,240.2 million), up $140.8 million or 11.4%.  Same store sales increased by 12.4% compared to a rise of 6.7% in the 26 weeks ended July 31, 2010.  See Table 4 below for further analysis of sales.

Table 4			Change from previous year
26 weeks ended July 30, 2011		Average		Same	Average
		unit selling	Total	store	unit selling
	Sales	price1	sales	sales	price1
Kay	$802.9m	$374	13.5%	13.7%	11.6%
Jared	$441.6m	$815	12.7%	12.2%	7.9%
Regional Brands	$136.5m	$392	(3.0)%	5.3%	13.6%
US division	$1,381.0m	$442	11.4%	12.4%	12.5%

____________
1. Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than products historically sold by the division.

Stores opened and closed in the 26 weeks ended July 30, 2011, together with planned changes for the balance of Fiscal 2012 are set out in Table 5 below.

Table 5	Kay	Kay	Regional			Annual Net
	Mall1	Off-Mall	Brands	Jared2	Total	Space Change
January 29, 2011	780	128	229	180	1,317	(2)%
Opened	4	4	-	-	8
Closed	(5)	(1)	(5)	-	(11)
July 30, 2011	779	131	224	180	1,314
Openings, planned	5	7	-	3	15
Closures, planned	(4)	(4)	(16)	-	(24)
January 28, 2012	780	134	208	183	1,305	0%
____________
1.  Includes stores in downtown locations.
2.  A Jared store is equivalent in size to about four mall stores.

UK division (about 20% of annual sales)
In the Second Quarter of Fiscal 2012, the UK division's sales were $154.6 million (Second Quarter Fiscal 2011: $142.0 million), up by $12.6 million or 8.8%.  Sales rose by 0.1% at constant exchange rates; non-GAAP measure, see Note 3.  Same store sales increased by 1.4%, compared to a decline of 0.5% in the Second Quarter of Fiscal 2011.  See Table 6 below for further analysis of sales.

Table 6				Change from previous year
Second Quarter Fiscal 2012		Average		Sales at		Average
		unit		constant	Same	unit
		selling	Total	exchange	store	selling
	Sales	price1,2	sales	rates3,4	sales	price2
H.Samuel	$81.4m	£ 62	10.8%	1.9%	3.3%	6.9%
Ernest Jones5	$73.2m	£ 276	6.7%	(1.8)%	(0.7)%	5.7%
UK division	$154.6m	£ 99	8.8%	0.1%	1.4%	5.3%

____________
1. The average unit selling price2 for H.Samuel was $100, for Ernest Jones was $447 and for the UK division was $161.
2. Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than product historically sold by the division.
3. Non-GAAP measure, see Note 3.
4. The exchange translation impact on the total sales of H.Samuel was 8.9%, and for Ernest Jones was 8.5%.
5. Includes stores selling under the Leslie Davis nameplate.

In the 26 weeks ended July 30, 2011, the UK division's sales were $303.9 million (26 weeks ended July 31, 2010: $284.9 million), up $19.0 million or 6.7%.  Sales were down 0.6% at constant exchange rates; non-GAAP measure, see Note 3.  Same store sales increased by 0.8%, compared to a decline of 0.4% in the 26 weeks ended July 31, 2010.  See Table 7 below for further analysis of sales.

Table 7				Change from previous year
26 weeks ended July 30, 2011		Average		Sales at		Average
		unit		constant	Same	unit
		selling	Total	exchange	store	selling
	Sales	price1,2	sales	rates3,4	sales	price2
H.Samuel	$160.9m	£61	8.7%	1.3%	3.0%	7.0%
Ernest Jones5	$143.0m	£277	4.4%	(2.7)%	(1.6)%	7.8%
UK division	$303.9m	£98	6.7%	(0.6)%	0.8%	6.5%

____________
1. The average unit selling price2 for H.Samuel was $99, for Ernest Jones was $449 and for the UK division was $159.
2. Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than product historically sold by the division.
3. Non-GAAP measure, see Note 3.
4. The exchange translation impact on the total sales of H.Samuel was 7.4%, and for Ernest Jones was 7.1%.
5. Includes stores selling under the Leslie Davis nameplate.

Stores opened and closed in the 26 weeks ended July 30, 2011, together with planned changes for the balance of Fiscal 2012, are set out in Table 8 below.

Table 8		Ernest		Annual Net
	H.Samuel	Jones1	Total	Space Change
January 29, 2011	338	202	540	(2)%
Opened	-	-	-
Closed	(2)	(2)	(4)
July 30, 2011	336	200	536
Openings, planned	72	2	9
Closures, planned	(6)	(4)2	(10)
January 28, 2012	337	198	535	0%
____________
1.  Includes stores selling under the Leslie Davis nameplate.
2.  Includes one Ernest Jones store to be rebranded as H.Samuel.

Enquiries:	Tim Jackson, Investor Relations Director, Signet Jewelers	+1 (441) 296 5872
Press:	Alecia Pulman, ICR, Inc.	+1 (203) 682 8224
	Jonathan Glass, Brunswick	+44 (0)20 7404 5959

Signet operated 1,850 specialty retail jewelry stores at July 30, 2011, these included 1,314 stores in the US, where its store concepts include "Kay Jewelers", "Jared The Galleria Of Jewelry" and a number of regional names.  At the same date, Signet also operated 536 stores in the UK, where its store concepts are "H.Samuel," "Ernest Jones," and "Leslie Davis".  Further information on Signet is available at
www.signetjewelers.com .  See also www.kay.com, www.jared.com, www.hsamuel.co.uk  , and www.ernestjones.co.uk

Investor Relations Program Details

Goldman Sachs Consumer Conference, New York
Signet will be taking part in the Goldman Sachs Consumer Conference in New York on Thursday, September 8, 2011.  Present will be Mike Barnes, Chief Executive Officer, and Ron Ristau, Chief Financial Officer.  A link to the question and answer session, which is scheduled for 1:30 p.m. Eastern Time, will be available on www.signetjewelers.com.

Citi Consumer Conference, London, UK
Signet will be attending the Citi Consumer Conference, in London, UK on Tuesday, September 13, 2011.  Present will be Tim Jackson, Investor Relations Director.

IR Day and Store Visits, New York
Signet will be hosting an IR Day and store visits for professional investors in New York on Tuesday, October 4, 2011.  Details will be available on www.signetjewelers.com.

Third Quarter Results
The Third Quarter results for the 13 weeks ending October 29, 2011 are expected to be announced on Tuesday, November 22, 2011.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet's results of operation, financial condition, liquidity, prospects, priorities, growth, strategies and the industry in which Signet operates.  The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet's business, financial market risks, deterioration in consumers' financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, and risks relating to Signet being a Bermuda corporation.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the "Risk Factors" section of Signet's Fiscal 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2011.  Actual results may differ materially from those anticipated in such forward-looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Condensed Consolidated Income Statements
(Unaudited)
	13 weeks ended		26 weeks ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010
	$ million	$ million	$ million	$ million

Sales	797.6	719.7	1,684.9	1,525.1
Cost of sales	(502.8)	(482.5)	(1,040.4)	(994.3)

Gross margin	294.8	237.2	644.5	530.8
Selling, general & administrative expenses	(224.5)	(203.7)	(488.3)	(442.2)
Other operating income, net	32.0	27.2	64.8	54.9

Operating income, net	102.3	60.7	221.0	143.5
Interest expense, net	(2.5)	(6.0)	(3.4)	(14.7)

Income before income taxes	99.8	54.7	217.6	128.8
Income taxes	(33.5)	(16.0)	(75.9)	(39.8)

Net income	66.3	38.7	141.7	89.0

Earnings per share - basic	$0.77	$0.45	$1.64	$1.04
- diluted	$0.76	$0.45	$1.63	$1.03

The accompanying notes are an integral part of these condensed consolidated financial statements.

Condensed Consolidated Balance Sheets
(Unaudited)
	July 30,	January 29,	July 31,
	2011	2011	2010
	$ million	$ million	$ million

Assets

Current assets:
Cash and cash equivalents	440.2	302.1	485.4
Accounts receivable, net	906.8	935.9	797.2
Other receivables	29.4	38.2	25.3
Other current assets	91.5	79.2	67.5
Deferred tax assets	1.6	2.7	1.8
Inventories	1,202.8	1,184.2	1,126.2

Total current assets	2,672.3	2,542.3	2,503.4

Non-current assets:
Property, plant and equipment, net of accumulated depreciation of $648.3 million, $614.4 million and $595.7 million, respectively	343.3	351.5	362.1
Other intangible assets, net of accumulated amortization of $36.0 million, $31.3 million, and $27.2 million, respectively	31.5	27.5	24.6
Other assets	62.5	59.7	57.2
Deferred tax assets	107.9	86.0	114.9
Retirement benefit asset	30.0	22.8	1.1

Total assets	3,247.5	3,089.8	3,063.3

Liabilities and shareholders' equity

Current liabilities:
Loans and overdrafts	13.1	31.0	24.9
Accounts payable	137.5	125.9	114.7
Accrued expenses and other current liabilities	244.2	292.4	241.9
Deferred revenue	135.9	146.0	129.0
Deferred tax liabilities	105.3	77.1	78.5
Income taxes payable	44.7	38.6	34.2

Total current liabilities	680.7	711.0	623.2

Non-current liabilities:
Long-term debt	-	-	229.1
Other liabilities	88.1	86.6	76.9
Deferred revenue	359.5	353.2	342.7

Total liabilities	1,128.3	1,150.8	1,271.9

Shareholders' equity:
Common shares of $0.18 par value: authorized 500 million shares, 86.9 million shares issued and outstanding (January 29, 2011: 86.2 million shares issued and outstanding; July 31, 2010: 85.7 million shares issued and outstanding)	15.5	15.5	15.4
Additional paid-in capital	210.8	196.8	174.8
Other reserves	235.2	235.2	235.2
Treasury shares	-	-	-
Retained earnings	1,804.0	1,662.3	1,550.9
Accumulated other comprehensive loss	(146.3)	(170.8)	(184.9)

Total shareholders' equity	2,119.2	1,939.0	1,791.4

Total liabilities and shareholders' equity	3,247.5	3,089.8	3,063.3

The accompanying notes are an integral part of these condensed consolidated financial statements.

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	13 weeks ended		26 weeks ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010
	$ million	$ million	$ million	$ million

Cash flows from operating activities:
Net income	66.3	38.7	141.7	89.0
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property, plant and equipment	20.2	21.1	40.6	43.5
Amortization of other intangible assets	2.3	2.0	4.4	4.0
Pension	(2.9)	(1.9)	(5.6)	(3.8)
Share-based compensation	4.3	2.2	7.0	4.5
Deferred taxation	(1.9)	(1.6)	(2.4)	3.7
Facility amendment fee amortization and charges	1.4	0.3	1.6	2.6
Other non-cash movements	(0.4)	(1.0)	(0.5)	(1.7)
Gain on disposal of property, plant and equipment	-	(0.9)	-	(0.9)
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(2.7)	4.6	29.3	59.7
(Increase)/decrease in other receivables and other assets	(5.8)	0.2	6.1	2.5
Decrease/(increase) in other current assets	0.3	(1.4)	8.4	8.1
Decrease/(increase) in inventories	17.8	1.4	(6.5)	40.3
(Decrease)/increase in accounts payable	(7.1)	9.6	10.8	48.1
Increase/(decrease) in accrued expenses and other liabilities	1.5	1.9	(45.8)	(31.7)
Decrease in deferred revenue	(7.5)	(6.7)	(4.0)	(3.9)
Increase/(decrease) in income taxes payable	1.4	0.6	6.1	(10.5)
Effect of exchange rate changes on currency swaps	(0.4)	1.3	0.9	1.1

Net cash provided by operating activities	86.8	70.4	192.1	254.6

Investing activities
Purchase of property, plant and equipment	(21.3)	(6.9)	(30.1)	(11.6)
Purchase of other intangible assets	(4.1)	(2.9)	(8.2)	(4.5)
Proceeds from sale of property, plant and equipment	-	1.7	-	1.7

Net cash used in investing activities	(25.4)	(8.1)	(38.3)	(14.4)

Financing activities:
Proceeds from issue of common shares	0.4	0.2	4.4	1.0
Credit facility fees paid	(1.4)	-	(1.6)	(1.0)
Repayment of short-term borrowings	(14.3)	(22.4)	(18.3)	(19.3)
Repayment of long-term debt	-	-	-	(50.9)

Net cash used in financing activities	(15.3)	(22.2)	(15.5)	(70.2)

Effect of exchange rate changes on cash and cash equivalents	-	(1.8)	(0.2)	(0.8)

Cash and cash equivalents at beginning of period	394.1	447.1	302.1	316.2
Increase in cash and cash equivalents	46.1	40.1	138.3	170.0

Cash and cash equivalents at end of period	440.2	485.4	440.2	485.4

The accompanying notes are an integral part of these condensed consolidated financial statements.

1. Basis of preparation

Signet Jewelers Limited (the "Company") and its subsidiaries (collectively, "Signet") is a leading retailer of jewelry, watches and associated services. Signet manages its business as two geographical segments, being the United States of America (the "US") and the United Kingdom (the "UK"). The US division operates retail stores under brands including Kay Jewelers, Jared The Galleria Of Jewelry and various regional brands, while the UK division's retail stores operate under brands including H.Samuel and Ernest Jones.

These condensed consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") have been condensed or omitted from this report, as is permitted by such rules and regulations. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the results for the interim periods. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes included in Signet's Annual Report on Form 10-K for the year ended January 29, 2011.

Correction of immaterial error
During the third quarter of Fiscal 2011, Signet changed its accounting for extended service plans. Previously, revenue from the sale of extended service plans was deferred, net of direct costs arising from the sale, and was recognized in proportion to the historical actual claims incurred. Signet has conducted a review of the claims cost patterns, including estimates of future claims costs expected to be incurred, and concluded that the deferral period required extension and that claims cost is a more appropriate basis for revenue recognition than the number of claims incurred. In addition, Signet now defers all revenues and recognizes direct costs in proportion to the revenue recognized. These changes are in accordance with ASC 605-20-25. The impact resulted in an overstatement of extended service plan revenue and an understatement of deferred revenue. These plans are only sold by the US division and therefore only affect the US segment reporting.

Signet evaluated the effects individually and in the aggregate and determined that its prior period financial statements were not materially misstated. However, Signet determined that the cumulative effect of adjusting this in the third quarter of Fiscal 2011 would be material to the Fiscal 2011 financial statements. Therefore, Signet adjusted the affected prior periods and presented the results in this quarterly report.

As a result of applying this correction, the following condensed consolidated financial statements were impacted as follows:

Impact on Condensed Consolidated Balance Sheets	July 31, 2010
	$ million
	Amounts previously reported	As corrected

Assets
Current assets:
Other current assets	49.4	67.5
Total current assets	2,485.3	2,503.4
Non-current assets:
Other assets	9.8	57.2
Deferred tax assets	55.7	114.9
Total assets	2,938.6	3,063.3

Liabilities and Shareholders' Equity
Current liabilities:
Deferred revenue	108.8	129.0
Total current liabilities	603.0	623.2
Non-current liabilities:
Deferred revenue	140.5	342.7
Total liabilities	1,049.5	1,271.9
Total shareholders' equity	1,889.1	1,791.4
Total liabilities and shareholders' equity	2,983.6	3,063.3

Impact on Condensed Consolidated Income Statements	13 weeks ended		26 weeks ended
	July 31, 2010		July 31, 2010
	$ million		$ million
	Amounts previously reported	As corrected	Amounts previously reported	As corrected

Sales	722.8	719.7	1,532.8	1,525.1
Cost of sales	(483.0)	(482.5)	(996.7)	(994.3)
Gross margin	239.8	237.2	536.1	530.8
Operating income	63.3	60.7	148.8	143.5
Income before income taxes	57.3	54.7	134.1	128.8
Income taxes	(16.6)	(16.0)	(41.4)	(39.8)
Net income	40.7	38.7	92.7	89.0
Earnings per share - basic	$0.47	$0.45	$1.08	$1.04
- diluted	$0.47	$0.45	$1.07	$1.03

Impact on Condensed Consolidated Statements of Cash Flows	13 weeks ended		26 weeks ended
	July 31, 2010		July 31, 2010
	$ million		$ million
	Amounts previously reported	As corrected	Amounts previously reported	As corrected

Cash flows from operating activities:
Net income	40.7	38.7	92.7	89.0
Adjustments to reconcile net income to cash provided by operating activities:
Deferred taxation	(3.8)	(1.6)	2.5	3.7
Changes in operating assets and liabilities:
Decrease in other current assets	0.5	0.2	4.2	2.5
(Increase)/decrease in other current assets	(1.2)	(1.4)	8.8	8.1
Decrease in deferred revenue	(9.8)	(6.7)	(11.6)	(3.9)
Increase/(decrease) in income taxes payable	3.4	0.6	(7.7)	(10.5)
Net cash provided by operating activities	70.4	70.4	254.6	254.6

2. Foreign currency translation

The exchange rates used in these condensed consolidated financial statements for the translation of UK pound sterling transactions and balances into US dollars are follows:

	26 weeks ended	52 weeks ended	26 weeks ended
	July 30, 2011	January 29, 2011	July 31, 2010

Income statement (average rate)	1.62	1.551	1.51
Balance sheet (period end rate)	1.64	1.59	1.57
_______________
1. Not meaningful to these financial statements as the 52 week income statement is not presented.
The year-to-date average exchange rate is used to prepare the income statement for the 26 weeks ended July 30, 2011 and is calculated from the weekly average exchange rates weighted by sales of the UK division. The income statement for the 13 weeks ended July 30, 2011 is calculated as the difference between the income statement for the 26 weeks ended July 30, 2011 and the previously reported income statement for the 13 weeks ended April 30, 2011. Therefore, the second quarter's income statement includes the impact of the change in the year-to-date exchange rates between these quarter ends.

3. Non-GAAP measures and other information

Income statement as a percentage of sales

A number of non-GAAP measures are used by management to analyze and manage the performance of the business, and the required disclosures for these non-GAAP measures are given below. Management does not, nor does it suggest investors should, consider such non-GAAP measures in isolation from, or in substitute for, financial information prepared in accordance with US GAAP.

	13 weeks ended		26 weeks ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010
	%	%	%	%

Sales	100.0	100.0	100.0	100.0
Cost of sales	(63.0)	(67.0)	(61.7)	(65.2)

Gross margin	37.0	33.0	38.3	34.8
Selling, general & administrative expenses	(28.2)	(28.3)	(29.0)	(29.0)
Other operating income, net	4.0	3.8	3.8	3.6

Operating income, net	12.8	8.5	13.1	9.4
Interest expense, net	(0.3)	(0.9)	(0.2)	(1.0)

Income before income taxes	12.5	7.6	12.9	8.4
Income taxes	(4.2)	(2.2)	(4.5)	(2.6)

Net income	8.3	5.4	8.4	5.8

Income statement at constant exchange rates

Movements in the US dollar to pound sterling exchange rate have an impact on Signet's results. The UK division is managed in pounds sterling as sales and costs are incurred in that currency and its results are then translated into US dollars for external reporting purposes. Management believes it assists in understanding the performance of Signet and its UK division if constant currency figures are given. This is particularly so in periods when exchange rates are volatile. The constant currency amounts are calculated by retranslating the prior year figures using the current year's exchange rate. Management considers it useful to exclude the impact of movements in the pound sterling to US dollar exchange rate to analyze and explain changes and trends in Signet's sales and costs.

a) Second quarter Fiscal 2012 percentage change in results at constant exchange rates

	13 weeks ended July 30, 2011 $ million	13 weeks ended July 31, 2010 $ million	Change %	Impact of exchange rate movement $ million	13 weeks ended July 31, 2010 at constant exchange rates (non-GAAP) $ million	Change at constant exchange rates (non-GAAP) %

US	643.0	577.7	11.3%	-	577.7	11.3%
UK	154.6	142.0	8.8%	12.4	154.4	0.1%
Sales	797.6	719.7	10.8%	12.4	732.1	9.0%
Cost of sales	(502.8)	(482.5)	4.2%	(8.9)	(491.4)	2.3%
Gross margin	294.8	237.2	24.3%	3.5	240.7	22.5%
Selling, general and administrative expenses	(224.5)	(203.7)	10.2%	(3.5)	(207.2)	8.3%
Other operating income, net	32.0	27.2	17.6%	-	27.2	17.6%
Operating income, net	102.3	60.7	68.5%	-	60.7	68.5%
Interest expense, net	(2.5)	(6.0)	58.3%	-	(6.0)	58.3%
Income before income taxes	99.8	54.7	82.4%	-	54.7	82.4%
Income taxes	(33.5)	(16.0)	109.4%	-	(16.0)	109.4%
Net income	66.3	38.7	71.3%	-	38.7	71.3%

Earnings per share - basic	$0.77	$0.45	71.1%	-	$0.45	71.1%
Earnings per share - diluted	$0.76	$0.45	68.9%	-	$0.45	68.9%

Operating income/(loss), net
US	104.4	60.7	72.0%	-	60.7	72.0%
UK	2.8	4.7	(40.4)%	0.3	5.0	(44.0)%
Unallocated	(4.9)	(4.7)	4.3%	(0.3)	(5.0)	(2.0)%
Operating income, net	102.3	60.7	68.5%	-	60.7	68.5%

b) Year to date Fiscal 2012 percentage change in results at constant exchange rates

	26 weeks ended July 30, 2011 $ million	26 weeks ended July 31, 2010 $ million	Change %	Impact of exchange rate movement $ million	26 weeks ended July 31, 2010 at constant exchange rates (non-GAAP) $ million	Change at constant exchange rates (non-GAAP) %

US	1,381.0	1,240.2	11.4%	-	1,240.2	11.4%
UK	303.9	284.9	6.7%	20.8	305.7	(0.6)%
Sales	1,684.9	1,525.1	10.5%	20.8	1,545.9	9.0%
Cost of sales	(1,040.4)	(994.3)	4.6%	(15.1)	(1,009.4)	3.1%
Gross margin	644.5	530.8	21.4%	5.7	536.5	20.1%
Selling, general and administrative expenses	(488.3)	(442.2)	10.4%	(6.1)	(448.3)	8.9%
Other operating income, net	64.8	54.9	18.0%	-	54.9	18.0%
Operating income, net	221.0	143.5	54.0%	(0.4)	143.1	54.4%
Interest expense, net	(3.4)	(14.7)	76.9%	-	(14.7)	76.9%
Income before income taxes	217.6	128.8	68.9%	(0.4)	128.4	69.5%
Income taxes	(75.9)	(39.8)	90.7%	0.1	(39.7)	91.2%
Net income	141.7	89.0	59.2%	(0.3)	88.7	59.8%

Earnings per share - basic	$1.64	$1.04	57.7%	-	$1.04	57.7%
Earnings per share - diluted	$1.63	$1.03	58.3%	-	$1.03	58.3%

Operating income/(loss), net
US	230.6	149.1	54.7%	-	149.1	54.7%
UK	2.6	3.3	(21.2)%	0.2	3.5	(25.7)%
Unallocated	(12.2)	(8.9)	37.1%	(0.6)	(9.5)	28.4%
Operating income, net	221.0	143.5	54.0%	(0.4)	143.1	54.4%

c)  Net cash

Net cash is a non-GAAP measure defined as cash and cash equivalents less the total of loans, overdrafts and long term debt.  Management considers that it is helpful in providing an understanding of the indebtedness of the business.

	July 30, 2011	January 29, 2011	July 31, 2010
	$ million	$ million	$ million

Long-term debt	-	-	(229.1)
Loans and overdrafts	(13.1)	(31.0)	(24.9)

	(13.1)	(31.0)	(254.0)

Cash and cash equivalents	440.2	302.1	485.4

Net cash	427.1	271.1	231.4

d)  Free cash flow

Free cash flow is a non-GAAP measure defined as the net cash provided by operating activities less net cash flows used in investing activities. Management considers that it is helpful in understanding how the business is generating cash from its operating and investing activities that can be used to meet the financing needs of the business. Free cash flow does not represent the residual cash flow available for discretionary expenditure.

	13 weeks ended		26 weeks ended
	July 30, 2011	July 31, 2010	July 30, 2011	July 31, 2010
	$ million	$ million	$ million	$ million

Net cash provided by operating activities	86.8	70.4	192.1	254.6
Net cash flows used in investing activities	(25.4)	(8.1)	(38.3)	(14.4)

Free cash flow	61.4	62.3	153.8	240.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date: August 25, 2011	By:	/ s/ Ronald Ristau
Ronald Ristau
Chief Financial Officer